UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.1)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT FOR
ACCURAY INCORPORATED
2026 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 6, 2026
This Amendment to the Definitive Proxy Statement, dated September 18, 2026 (this “Amendment”), is being filed to amend the definitive proxy statement (the “Definitive Proxy Statement”) of Accuray Incorporated, a Delaware corporation (the “Company”), which was filed with the SEC on August 24, 2026 for use in connection with our 2026 Special Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Special Meeting”), to be held virtually via live audio webcast on Tuesday, October 6, 2026, at 11:00 a.m. Central Time.
This Amendment should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety and is available free of charge on the SEC’s website at www.sec.gov. Page number references below are to page numbers in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. The information in this Amendment is in addition to the information provided by the Definitive Proxy Statement, and except for changes specifically described herein, this Amendment does not modify any other information set forth in the Definitive Proxy Statement. To the extent the information in this Amendment differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth in this Amendment shall be deemed to supersede the respective information in the Definitive Proxy Statement.
As set forth in the Definitive Proxy Statement, our Board has unanimously approved and recommends that our stockholders approve an amendment to our Certificate of Incorporation, to effect a reverse stock split with a ratio ranging from any whole number between 1-for-15 and 1-for-40 (the “Reverse Stock Split” and the “Reverse Stock Split Range”) with respect to the issued and outstanding Common Stock and a corresponding decrease to the authorized number of shares of Common Stock (and, as a result, a reduction in the total authorized shares). The specific ratio within the Reverse Stock Split Range, if any, will be determined by the Board in its discretion at any time within one year of the date of the Special Meeting (such ratio, the “Stock Split Ratio”). We will not effect the Reverse Stock Split without also effecting the corresponding decrease in authorized Common Stock (and resulting reduction in the total authorized shares), and vice versa.
The Definitive Proxy Statement further provided that, if approved by our stockholders, the Reverse Stock Split would be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) with the Secretary of State of the State of Delaware, which Certificate of Amendment would also effect the certain changes to Paragraph A of Article IV of our Certificate of Incorporation to reflect a proportional decrease in the number of authorized shares of Common Stock which will decrease the total number of authorized shares of capital stock.
This Amendment is being filed to correct the form of Reverse Stock Split Amendment originally set forth in Appendix B of the Definitive Proxy Statement which inadvertently omitted the provision to reflect a proportional decrease in the number of authorized shares of Common Stock and resulting decrease in the total number of authorized shares of capital stock. Appendix B as set forth in the Definitive Proxy Statement is replaced in its entirety with Appendix B provided herewith.
Stockholders are urged to carefully read Appendix B. Our Board will not be obligated to effect the Reverse Stock Split, and may, in its discretion, abandon the Reverse Stock Split at any time prior to the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. The text of the proposed Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware. For the avoidance of doubt, if approved by our stockholders at the Special Meeting, our Board, in its discretion, may effect the Reverse Stock Split and the corresponding reduction in the authorized shares of our Common Stock and total capital stock by causing the filing of one of a number of possible amendments to our Certificate of Incorporation, in the form indicated on Appendix B, reflecting the Stock Split Ratio selected by our Board within the approved Reverse Stock Split Range, and abandon the other amendments. Our Board, in its discretion, may also determine not to effect the Reverse Stock Split and corresponding reduction in the authorized shares of our Common Stock and total capital stock by abandoning each Reverse Stock Split Amendment.
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For purposes of clarity, the section entitled “Effect on Authorized Shares” set forth on page 23 of the Definitive Proxy Statement is amended and restated in its entirety as set forth below.
Effect on Authorized Shares
The total number of authorized shares of Common Stock will be proportionately reduced in accordance with the Stock Split Ratio.
In addition, in order to clearly and consistently reflect the intent of the Company with regard to the Authorized Shares Increase Amendment and the Reverse Stock Split Amendment, the disclosure on page 19 of the Definitive Proxy Statement is amended and restated to read as follows:
Effectiveness of the Authorized Shares Increase Amendment
If the proposed Authorized Shares Increase Amendment is approved and adopted by the stockholders at the Special Meeting, it will become effective upon the effectiveness of the Authorized Shares Increase Amendment with the Secretary of State of the State of Delaware. We expect to file the Authorized Shares Increase Amendment promptly following the conclusion of the Special Meeting in order to ensure that a sufficient number of shares of Common Stock are available to satisfy the Company's obligations under the Purchase Agreement. If Proposal 3, the Reverse Stock Split Proposal, is approved and adopted by stockholders at the Special Meeting, we expect to file the amendment to effectuate the Reverse Stock Split promptly following the conclusion of the Special Meeting and after filing of the Authorized Shares Increase Amendment.
The disclosure on page B-1 of the Definitive Proxy Statement is hereby supplemented by amending and restating Appendix B in its entirety as follows:
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APPENDIX B
CERTIFICATE OF AMENDMENT - REVERSE STOCK SPLIT
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ACCURAY INCORPORATED1
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Accuray Incorporated (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1. ARTICLE IV, Paragraph A of the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) is hereby amended and restated in its entirety to read as follows:
“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is [ ]2. [ ]3 shares of which shall be Common Stock and Five Million (5,000,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share.
Upon the filing and effectiveness of the Certificate of Amendment of this Amended and Restated Certificate of Incorporation, which inserts this paragraph (the “Amendment Effective Time”), each fifteen to forty shares of Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Amendment Effective Time shall automatically and without any action on the part of the Corporation or the respective holders thereof be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, the exact ratio within the fifteen to forty range to be determined by the Board of Directors of the Corporation prior to the Amendment Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares shall be issued upon the Reverse Stock Split, and in lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, any such fractional share of Common Stock shall be paid out in cash, with reference to the closing stock price on the Nasdaq Stock Market (or, if the Common Stock is no longer trading on the Nasdaq Stock Market, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Amendment Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest.”
[1]
These amendments approve the combination of any whole number between 15 and 40 shares of Common Stock, the exact number to be determined by the Board of Directors of the Corporation, into one (1) share of Common Stock and a reduction in the number of shares of Common Stock authorized under the existing Amended and Restated Certificate of Incorporation of the Corporation, as may be amended by the Authorized Shares Increase Amendment if it is approved and becomes effective, in proportion to the size of the Reverse Stock Split, which number shall be reflected on the Certificate of Amendment filed with the Secretary of State of the State of Delaware. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will reflect only that amendment determined by the Board of Directors of the Corporation to be in the best interests of the Corporation and its stockholders, with all other amendments abandoned. The reverse stock split ratio, ranging from any whole number between 1-for-15 and 1-for-40, selected by the Board of Directors of the Corporation for inclusion in such amendment is referred to as the “Reverse Stock Split Ratio.” In accordance with the proposal to be adopted by the stockholders, the Board of Directors of the Corporation will not implement any amendment providing for a different reverse stock split ratio. The Board of Directors of the Corporation may also elect not to effect any reverse stock split and reduction in number of authorized shares, in which case all of the proposed amendments will be abandoned.

[2]
This number represents the total number of authorized shares of capital stock of the Corporation, reflecting the sum of (a) the number of authorized shares of Common Stock as described in the following footnote and (b) 5,000,000 authorized shares of Preferred Stock, which number of shares of Preferred Stock will not be adjusted as a result of the Reverse Stock Split.

[3]
This number represents the total number of authorized shares of Common Stock, which will be equal to [200,000,000 (the number of shares of Common Stock currently authorized under the Amended and Restated Certificate of Incorporation)] or [400,000,000 (the number of shares of Common Stock that would be authorized if the Authorized Shares Increase Amendment is approved and becomes effective)]divided by the Reverse Stock Split Ratio selected by the Board of Directors of the Corporation from within the range of 1-for-15 to 1-for-40, rounded down to the nearest whole share.

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2. On [ ], [2026], the Board of Directors of the Corporation determined that each [ ] shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Amendment Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [ ], [2026].
3. The foregoing amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.
4. This Certificate of Amendment of Amended and Restated Certificate of Incorporation shall be effective at [time] on [date].
[Signature page follows]
B-2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on the date set forth below.
ACCURAY INCORPORATED

By:
Steve La Neve
Chief Executive Officer
Date:

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